UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	231739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

On December 26, 2006, the Registrant entered into amendments to certain existing employment, compensation and equity award agreements with certain executive officers: Gerald D. Kelfer, the Registrant's President and Chief Executive Officer; Jonathan Fels, President of Registrant's wholly-owned subsidiary, Avatar Properties Inc.; and Michael F. Levy, Executive Vice President and Chief Operating Officer of Avatar Properties Inc. (each, an "Executive"); providing for, among other things, acceleration of the date of issuance of equity awards under the respective Amended and Restated Earnings Participation Award Agreements dated April 15, 2005 (the "Earnings Participation Agreements").

Each Executive's amended and restated employment agreement was further amended to provide for earlier payment of the annual cash bonus of each Executive by deleting the provision for payment of the annual cash bonus within 30 days of the end of the calendar year in which such bonus is earned.

The Earnings Participation Agreement with each Executive was amended to provide for the issuance of the stock award on two separate dates, as opposed to a single issuance date as previously provided. The first date of issuance of the stock award is based on Registrant's financial results through the third quarter of 2007 and will occur in the fourth quarter of 2007. To the extent that the stock award taking into account the full 2007 fiscal year exceeds the value of the stock received by the Executive on the first date of issuance, the Executive will be entitled to receive a number of shares of Common Stock equal to the value of such excess, such shares to be issued during the first quarter of 2008. Similarly, if the stock award taking into account the full 2007 fiscal year is less than the value of the stock received by the Executive on the first date of issuance, the Executive will be required to pay the Registrant in cash an amount equal to the difference of such amounts.

On December 21, 2006, the Registrant entered into a letter agreement amending the Employment Agreement dated as of September 11, 2003, by and between Registrant and Dennis J. Getman, an Executive Vice President of Registrant, as amended on August 11, 2004 (the "Employment Agreement"). The amendment provides a limited waiver of the Initial Annual Cap (as defined in the Employment Agreement) with respect to additional compensation Mr. Getman may be entitled to receive with respect to the sale of the Ocala Property (as defined in Item 7.01), increasing the Initial Annual Cap to $350,000.

On December 28, 2006, the Registrant entered into an Amended and Restated Employment Agreement with Dennis J. Getman, pursuant to which, upon the January 1, 2007 expiration of his current term of employment as Executive Vice President and General Counsel, Mr. Getman will remain in the Registrant's employ as Executive Vice President-Special Projects through June 30, 2007, at a base salary of $250,000 per annum and additional compensation of specified percentages of net sale proceeds on certain designated asset sales and project bonuses ("Additional Compensation and Bonuses"). In addition, Mr. Getman agreed to provide certain consulting services to the Registrant with respect to the special projects in which Mr. Getman is involved during the four years following the expiration of his term of employment. In consideration of the provision of such consulting services, Mr. Getman will have the opportunity to receive Additional Compensation and Bonuses in addition to consulting fees of approximately $83,000 per annum during the consulting period.

On December 28, 2006, the Registrant entered into a Stock Award Agreement with Dennis J. Getman, pursuant to which Mr. Getman has been granted an opportunity to receive 2,500 shares of Registrant's Common Stock. The shares vest upon the occurrence of the date on which each and all permits necessary for the Parker SE property shall have been obtained to provide for a lift system or other direct access to Lake Hatchineha.

Item 7.01 Regulation FD Disclosure.

On December 22, 2006, Registrant's wholly-owned subsidiary, Avatar Properties Inc. ("Properties"), closed on the sale to The Nature Conservancy, a nonprofit District of Columbia corporation (the "Conservancy"), of Properties' approximate 4,400-acre property known as Ocala Springs in Marion County, Florida (the "Ocala Property"). A portion of the Ocala Property was retained by Properties pending further environmental considerations and will be conveyed to the Conservancy and/or the Trustees upon conclusion of such considerations for additional funds approximating $1,000,000 in the aggregate. The Conservancy and Trustees purchased the Ocala Property so it could be placed in conservation and preservation use in the future.

The aggregate purchase price for the Ocala Property was in excess of $75,000,000, of which approximately $45,000,000 was paid by the Trustees, approximately $28,000,000 was paid by the Conservancy and $2,000,000 was paid by Marion County.

On December 26, 2006, Registrant issued a press release announcing the closing of the sale of the Ocala Property described in this Item 7.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Amendment to the Amended and Restated Employment Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.2 Second Amended and Restated Earnings Participation Award Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Gerald D. Kelfer.

10.3 Second Amendment to the 2005 Amended and Restated Employment Agreement, dated as of December 26, 2006, between Avatar Properties Inc. and Jonathan Fels.

10.4 Second Amended and Restated Earnings Participation Award Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Jonathan Fels.

10.5 Second Amendment to the 2005 Amended and Restated Employment Agreement, dated as of December 26, 2006, between Avatar Properties Inc. and Michael F. Levy.

10.6 Second Amended and Restated Earnings Participation Award Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Michael F. Levy.

10.7 Letter Agreement dated December 21, 2006, amending Employment Agreement dated as of September 11, 2003, as amended August 11, 2004, between Avatar Holdings Inc. and Dennis J. Getman.

99.1 Press Release dated December 26, 2006.

The information in Item 7.01 of this report, including the exhibit hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this report, including the exhibit hereto, shall not be incorporated by reference to any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Registrant specifically states that the information in Item 7.01 of this particular report is incorporated by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

December 28, 2006	By:	JUANITA I. KERRIGAN

Name: JUANITA I. KERRIGAN
Title: VICE PRESIDENT & SECRETARY

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to the Amended and Restated Employment Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Gerald D. Kelfer.
10.2	Second Amended and Restated Earnings Participation Award Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Gerald D. Kelfer.
10.3	Second Amendment to the 2005 Amended and Restated Employment Agreement, dated as of December 26, 2006, between Avatar Properties Inc. and Jonathan Fels.
10.4	Second Amended and Restated Earnings Participation Award Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Jonathan Fels.
10.5	Second Amendment to the 2005 Amended and Restated Employment Agreement, dated as of December 26, 2006, between Avatar Properties Inc. and Michael F. Levy.
10.6	Second Amended and Restated Earnings Participation Award Agreement, dated as of December 26, 2006, between Avatar Holdings Inc. and Michael F. Levy.
10.7	Letter Agreement dated December 21, 2006 amending Employment Agreement dated as of September 11, 2003, as amended August 11, 2004, between Avatar Holdings Inc. and Dennis J. Getman.
99.1	Press Release dated December 26, 2006.